UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

_____________November 21, 2003____________
(Date of Report – Date of earliest event reported)

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-2612	75-0404410

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS	75904

(Address of principal executive offices)	(Zip Code)

(936) 634-2211
(Registrant’s telephone number, including area code)

Item 5.   Other Events

On November 21, 2003, Lufkin Industries, Inc. announced that it has entered into a definitive agreement to purchase the operating assets and commercial operations of D&R Oilfield Services located in Drayton Valley, Alberta, Canada. The full text of the News Release is attached as Exhibit 99.1 hereto and the contents of such Exhibit are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(a)    Not Applicable
(b)    Not Applicable
(c)    Exhibits

99.1        News Release dated November 21, 2003, with respect to Lufkin Industries, Inc.’s definitive asset purchase agreement of D&R Oilfield Services in its Oil Field division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUFKIN INDUSTRIES, INC.

By:	/s/ R. D. Leslie

Vice President/Treasurer/Chief Financial Officer
Principal Financial and Accounting Officer

Date: November 24, 2003